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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) of Connetics Corporation, pertaining to the 1994 Stock Plan and the Individual Option Plans of Connetics Corporation of our report dated January 28, 2002 (except for the note titled Subsequent Event, as to which the date is March 26, 2002), with respect to the consolidated financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 2002